Exhibit 3.37

ARTICLES OF INCORPORATION
OF
VI TECHNOLOGY INC.

We the undersigned natural persons of the age of twenty-one years of more, at least two of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.

ARTICLE ONE

The name of the corporation is VI TECHNOLOGY INC.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose or purposes for which the corporation is organized is the transaction of all lawful business for which corporations may be organized under the Texas Business Corporation Act.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have the authority to issue is 1,000 shares of common stock of the par value of $1.00 each.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

ARTICLE SIX

The post office address of its initial registered office is 15738 Lake Lodge Drive, Houston Texas, 77062 and the name of its registered agent is W.D. Lunn, whose address is the same as the initial registered office.

ARTICLE SEVEN

1)  The number of directors of the corporation shall be fixed by, or in the manner provided in, the By-Laws.  The number of directors constituting the initial board of directors is 2 and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Name	Address

Alex Backus	3500 GREYSTONE DRIVE
AUSTIN TEXAS 78731

W.D. Lunn	15738 LAKE LODGE DRIVE
HOUSTON TEXAS 77062

2)  The corporation may enter into contracts of transact business with one or more of its directors or officers, or with any corporation, firm, or association in which any of its directors or officers are stockholders, directors, officers, members, employees or otherwise interested; and no such contract of other transaction shall be void or voidable or otherwise affected by reason of such directorship or office in the corporation or such interest in such other firms, corporation or association, notwithstanding that a director or directors having such interest are present and counted in determining the existence of a quorum at a meeting of the Board of Directors of the corporation which sits upon or in reference to such contract or transaction, and notwithstanding that the vote of such director or directors shall have been necessary to authorize, approve, ratify, or otherwise obligate the corporation upon such contract or transaction, provided that the fact of such interest shall be disclosed or otherwise made known to the Board of Directors, or a majority thereof at the meeting of the Board of Directors which acts upon or in reference to such contract or transaction.

Nor shall and director or officer be liable to account to this corporation for any profits realized by or from or through any such transaction or contract of the corporation by reason of such directorship, office, or interest.

ARTICLE EIGHT

The names and addresses of the incorporators are:

Alex Backus 3500 Greystone Drive, Austin Texas  78731

W.D. Lunn 15738 Lake Lodge Drive, Houston Texas 77062

Clory Lunn 15738 Lake Lodge Drive, Houston Texas  77062

IN WITNESS WHEREOF, we have hereunto set our hands, this 23rd day of May, 1991.

/s/ W.D. Lunn
W. D. Lunn

/s/ Clory Lunn
Clory Lunn

THE STATE OF TEXAS	)

COUNT OF HARRIS	)

I, Shari Johnson Notary Public, do hereby certify that on this 23rd day of May, 1991 personally appeared before me, W.D. Lunn and Clory Lunn, who each being by me first duly sown, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

/s/ Shari Johnson
NOTARY PUBLIC IN AND FOR
HARRIS COUNTY, TEXAS

IN WITNESS WHEREOF, I have set my hand, this 31 day of May, 1991

/s/ Alex Backus
Alex Backus

THE STATE OF TEXAS	)

COUNTY OF WILLIAMSON	)

I, Jerry Lenonard Notary Public, do hereby certify that on this 31 day of May, 1991 personally appeared before me, Alex Backus who by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

/s/ Jerry Leonard
NOTARY PUBLIC IN AND FOR
WILLIAMNSON COUNTY, TEXAS

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

OF

VI TECHNOLOGY INC.

ARTICLE ONE

The name of the corporation is VI TECHNOLOGY INC.

ARTICLE TWO

The following amendment to the articles of incorporation was adopted by the shareholders of the corporation.  The amendment increases the number of shares which the corporation has the authority to issue to 10,000,000 with no par value.

ARTICLE THREE

The amendment alters or changes Article Four of the original articles of incorporation to read as follows:

The aggregate number of shares which the Corporation shall haveauthority to issue is 10,000,000 shares with no par value.  All such shares issuedshall be one class and shall be designated as common stock.

The Corporation may purchase, directly or indirectly, its own shares to theextent of the aggregate of unrestricted surplus available therefore, and to anyfurther extent that may be allowed by law.

ARTICLE FOUR

The number of shares of the Corporation outstanding and entitled to vote at the time of such adoption was 1,000; and the number of shares entitled to vote thereon was 1,000.

There will be no effect or exchange on the issued shares.

ARTICLE FIVE

The holders of all shares outstanding and entitled to vote have signed a consent in writing adopting said amendment.

ARTICLE SIX

Except as herein or heretofore amended, the Articles of Incorporation are unmodified, and all terms and provisions of the Articles of Incorporation and any and all amendments thereto remain in full force and effect.

Dated: February 25, 1999.

VI TECHNOLOGY INC.
By:	/s/ Alex B. Backus, President